EXHIBIT 21

                 SUBSIDIARIES OF ALASKA PACIFIC BANCSHARES, INC.




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                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Alaska Pacific Bancshares, Inc.


                                         Percentage         Jurisdiction or
Subsidiaries(a)                         of Ownership     State of Incorporation
---------------                         ------------     ----------------------
Alaska Federal Savings Bank(1)              100%                United States

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(1)      Upon consummation of the Conversion, Alaska Federal Savings Bank will change its name to Alaska Pacific Bank and become a wholly-owned subsidiary of the Registrant.